SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                   September 26, 2001
(Date of earliest event reported)  (September 25, 2001)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification
No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)



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Item 5.  Other Events

On September 25, 2001, the Registrant issued the following press release:

CTC Expands the Reach of its Fiber Network in Massachusetts by Adding 11 New Fiber Access Locations

-Fiber Based Customer Access to CTC's
PowerPathSM Network Substantially Increased-


Waltham, MA, September 25, 2001-CTC Communications (NASDAQ NM: CPTL)- today announced that it has added 11 new fiber access locations in Massachusetts. The Company now has 13 fiber access locations providing Massachusetts' customers with lower cost, higher reliability fiber access to its packet-based PowerPathSM Network.

The new fiber access locations are at Harrison Avenue in downtown
Boston, Cambridge, Malden, Salem, Quincy, Brockton, Fall River,
Hyannis, Lawrence, Worcester and Pittsfield. On-net customers in these areas will utilize this high speed, fully redundant, fiber access to CTC's PowerPathSM Network.

Existing CTC customers in these locations will be moved from currently leased interoffice facilities to the fiber and all new network customers will utilize this new fiber access to CTC's PowerPathSM Network. This customer re-homing process will repeat as the Company continues to add fiber access nodes throughout its operating area.

CTC's metropolitan and local fiber implementation is included in its fully funded business plan and is one of the key components enabling the Company's attainment of EBITDA positive results by year end 2001. It reduces the Company's dependence on leased interoffice facilities, improves provisioning intervals from approximately 90 days to 30 days and significantly reduces network costs by minimizing leased facility expense and improving operating efficiency.

CTC purchased both long haul and metro/suburban dark fiber under 20 year Irrefutable Right of Use (IRU) Agreements in late 2000 and 2001 from a variety of dark fiber suppliers. The Company is progressively taking delivery of this dark fiber, "lighting it up" using Cisco optronics and will be providing fiber access to its network in over 60 locations throughout the New England and Mid-Atlantic states by year end 2001.

Bob Fabbricatore, CTC's Chairman and CEO stated, "Moving the power of our packet-based PowerPathSM Network and readily available high level bandwidth progressively closer and closer to our customer's locations is a cornerstone of our marketing and technology plan. Owning and operating the underlying fiber in our network provides CTC with the tools to effectively manage network costs while keeping pace with escalating demand for bandwidth, new applications delivery and improved speed to market. Fiber is an all around winner and a key component of the Company's technology mosaic that enables rapidly increasing on-switch customers and moving to profitability".

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 535,000 access lines as of June 30, 2001.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the deployment and activation of fiber access to the PowerPathSM network. reduced operating costs, migration of customers on-switch, improved margins, and attainment of positive EBITDA. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.


CONTACT: CTC COMMUNICATIONS
John Pittenger
781.466.1302
pitt@ctcnet.com
www.ctcnet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 26, 2001

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration